UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2026

Hornbeck Offshore Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32936	95-3409686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 Northpark Boulevard, Suite 300 Covington, Louisiana	70433
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (985) 727-2000
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HOS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

On November 9, 2026, Todd Hornbeck, President, Chief Executive Officer and director of Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), terminated the 10b5-1 Trading Plan he previously entered into on September 1, 2026, providing for the sale of 1,170,405 shares of the Company’s common stock. No shares of the Company’s common stock were sold under the plan prior to termination. The prior plan covered the sale of the Company’s common stock awarded prior to the merger with Helix Energy Solutions Group, Inc. under Legacy Hornbeck's management incentive plan adopted on September 4, 2020, pursuant to the terms of the plan.

Item 9.01 - Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: November 9, 2026	By:	/s/ R. Potter Adams
R. Potter Adams
Executive Vice President and Chief Financial Officer